ARTICLES OF INCORPORATION
                                       OF
                              MINGO OXYGEN COMPANY


                  The undersigned, a majority of which are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

                  FIRST.  The name of this corporation is MINGO OXYGEN COMPANY.

                  SECOND. The place in Ohio where the principal office of the corporation is to be located is Union Commerce Building, in the City of Cleveland, County of Cuyahoga.

                  THIRD. The purpose for which the corporation is formed as follows:

                  To acquire, hold, vote, mortgage, pledge, exchange, sell, assign, and transfer stocks, bonds, or other securities or evidences of indebtedness issued by or on account of any corporation, firm, syndicate, or individual.

                  To form, acquire, obtain and control subsidiary companies in the United States of America or elsewhere, and to aid them by guarantees or otherwise.

                  To act as underwriter, trustee, or guarantor, in whole or in part, of any securities, obligations, dividends, or contracts in which, or in the maker of which, it has an interest, direct or indirect.

                  To issue bonds or other obligations, to any amount and at any price and to secure the same, by lien on any of its property, or in any other manner.

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                  To draw, make, accept, endorse, guarantee, discount, and issue promissory notes, drafts, bulls of exchange, warrants, acceptances, debentures, and any other instruments of a negotiable or transferable character.

                  To make and perform contracts of every kind, for any lawful purpose and without limit as to amount, with any person, firm, corporation, municipality, or other private or public body in the United States of America or elsewhere.

                  To purchase, acquire, hold, mortgage, pledge, sell assign, transfer, and re-issue its own shares, but not to purchase such shares if after such purchase the assets of the corporation would be less than its liabilities plus stated capital, or if the corporation is insolvent, or if there is reasonable ground to believe that by such purchase the corporation would be rendered insolvent.

                  To make special provision for the sale of its securities to persons employed by it or by any of its subsidiaries.

                  To acquire, hold, register, use, operate under, develop, improve, license under, mortgage, pledge, sell, assign, and dispose of letters patent of the United States or of any foreign country, patent rights, licenses, and privileges, inventions, improvements, and processes, copyrights, trademarks, and trade names.

                  To establish and construct laboratories for experimentation, research, and production.

                  And to transact any other business which may be appropriate for a holding company.

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                  Also to transact any business which may be appropriate  for an operating company, including the following further objects and purposes:

                  To acquire, own, hold, manage, mortgage, subdivide, improve, lease, sell, exchange, convey, and transfer real estate, wherever situated.

                  To produce, manufacture, drill for, mine, quarry, remove, melt, refine, distill, buy store, supply, mortgage, pledge, transport, sell, exchange, deal in, and dispose of oxygen, argon, steel, iron, tin, zinc, copper, lead, manganese, polybedeum, glass, limestone, coal, coke, oil, gasoline, chemicals, greases, drugs, dyes, and other gases, liquids, and solids.

                  To buy, acquire, hold, develop, improve, mortgage, encumber, sell, lease out, and deal in timber lands, growing timber, and timber privileges and leasehold rights therein; to operate the same; to acquire, manufacture, treat, distill, transport, mortgage, sell, and deal in lumber, bark, pulp wood, and other lumber products.

                  To construct, acquire, improve, develop, equip, maintain, operate, mortgage, sell, encumber, lease out, and dispose of manufacturing, mining, milling, reduction, and refining plants of all kinds, also dwelling houses, stores, warehouses, storage tanks, sewerage plants, and systems and other structures, buildings, and improvements, and leasehold interests therein.

                  To manufacture, acquire, construct, assemble, store, mortgage, pledge, sell assign, transfer, and dispose of, and to invest, trade, and deal in merchandise and personal property of every kind.

                  And generally to have offices and to conduct its operations, exercise its powers, and promote its objects, without restrictions as to place or amount, to carry on any other business in connection therewith, and to do as principal, agent, contractor, trustee, or otherwise, either

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alone or in company with others,  any or all of the things herein set forth, not less fully then natural persons could do.

                  FOURTH. The total number of shares which the corporation shall have authority to issue is three hundred (300) of which fifty (50) shall be shares with a par value of $7 each of a class designated Class A Shares, one hundred (100) shall be shares with a par value of $7 each of a class designated Class B Shares, and one hundred fifty (150) shall be shares with a par value of $7 each of a class designated Class C Shares.

                  The express terms of said shares are as hereinafter set forth.

                  Class A Shares, Class B Shares, and Class C Shares shall share equally, share and share alike, in the distribution of any and all dividends and in the destruction or assets in the event of liquidation, whether voluntary or involuntary, and shall be alike in all other respects, except that the holders of Class A Shares (hereinafter called "the Class A Shareholders"), voting as a class, shall be entitled to elect two of the eight directors and their respective successors, the holders of class B Shares (hereinafter called "the Class B Shareholders"), voting as a class, shall be entitled to elect two of the eight directors and their respective successors, and the holders of Class C Shares (hereinafter called "the Class C Shareholders"), voting as a class, shall be entitled to elect four of the eight directors and their respective successors. Any vacancy in the office of a director elected by the Class A Shareholders shall be filled by the Class A Shareholders, any vacancy in the office of a director elected by the Class B Shareholders shall be filled by the Class B Shareholders and any vacancy in the office of a director elected by the Class C Shareholders shall be filled by the Class C Shareholders.

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                  No holder  of any  shares of the  corporation  shall,  as such holder, have any right to purchase or subscribe for any shares of the corporation or any obligations or instruments which the corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holder thereof to subscribe for or purchase any shares of the corporation, other than such right, if any, as the board of directors may determine.

                  Without action by or consent of the shareholders, the board of directors may issue all or any part of the shares of the corporation for such lawful consideration as it may fix from time to time, and any and all such shares so issued, when the consideration thereafter has been fully paid or delivered, shall be full paid shares and not liable to any further call or assessment thereon.

                  FIFTH. The amount of state capital with which the corporation shall begin business is Two Thousand One Hundred Dollars ($2,100).

                  SIXTH. The number of directors of the corporation is hereby fixed at eight.

                  SEVENTH.   No  contract  or  other  transaction   between  the
corporation and any other corporation shall in any way be affected or invalidated by the fact that any one or more of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall be known, at the time such contract or transaction is authorized or ratified by the board of directors, to all members of the board of directors or to such members thereof (constituting not less than

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a majority of the entire  authorized number of members thereof) as shall vote to authorize or ratify such contrast or transaction, and any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such contract or transaction, and may vote thereat to authorize or ratify and such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                  EIGHTH. Any contract, transaction or act of the corporation or of the board of directors which shall be ratified by a majority of a quorum of the shareholders of the corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the articles of incorporation of the corporation, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers, or employees, of its or their right to proceed with such contract, transaction or act.

                  NINTH. All of the purposes specified in these articles of incorporation shall be construed both as purposes and as powers, and their enumeration shall not be held to limit in any manner the general powers now or hereafter conferred on the corporation by any other clause of these articles of incorporation or by the laws of Ohio.

                  TENTH. The corporation reserves the right to amend or repeal any provision contained in these articles of incorporation in any manner permitted by law and all rights

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conferred on officers,  directors,  and shareholders of the corporation shall at all times be subject to this reservation.

                  IN WITNESS WHEREOF, we have hereunto subscribed our names, this 5th day of June, 1959.

                                             MINGO OXYGEN COMPANY



                                             __________________________________
                                                    William J. Renhart



                                             __________________________________
                                                    Theodorus V.W. Cushny



                                             __________________________________
                                                 John M. [text illegible]



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                                             Certificate of Amendment

                                                  By Shareholders
                                        to the Articles of Incorporation of

                                               Mingo Oxygen Company

T.A. Danjczek, who is President

Robert Duval, who is Secretary

of the above named Ohio corporation for profit with its principal location at CT Corporation System, 815 Superior Avenue N.E., Cleveland Ohio 441 [text illegible] (check the appropriate box and complete the appropriate [text illegible])

[ ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on _______________, 19___ at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise ____________% of the voting power of the corporation.

[X] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose.

the following resolution to amend the articles was adopted:

         See  Exhibit  A  attached  hereto  which  is  incorporated   herein  by
reference.

         IN WITNESS WHEREOF, the above named officers, acting for and of the behalf of the corporation have hereto subscribed their names this 31st day of December, 1990.



                                       By_______________________________________



                                       By_______________________________________

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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                                    EXHIBIT A
                             TO MINGO OXYGEN COMPANY
                              ARTICLES OF AMENDMENT

                  NOW THEREFORE, BE IT RESOLVED, that Article Fourth of the Corporation's Articles of Incorporation be and hereby is amended by adding thereto below the last paragraph of said Article Fourth the following paragraph:

                  No nonvoting equity securities shall be issued. Any preferred stock that may hereafter be authorized by these Articles of Incorporation shall contain adequate provisions for the election of directors representing such class of preferred stock in the event of default in payment of dividends on such preferred stock.


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                            Certificate of Amendment

               By Shareholders of the Articles of Incorporation of

                              Mingo Oxygen Company

T.A. Danjczek, who is President
and
Robert Duval, who is Secretary

of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[ ] a meeting of the shareholders was duly called for the purpose of adopting the amendment and held on _______________, 19___ at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise ____________% of the voting power of the corporation.

[X] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

         IT IS HEREBY RESOLVED, that Article Sixth of the Corporation's Articles of Incorporation is hereby amended and restate in its entirety to read:

         SIXTH. The number of directors which shall constitute the whole Board shall not be less than four nor more than eight.

         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation have hereto subscribed the names this 11th day of April, 1991.



                                       By_______________________________________
                                                    President



                                       By_______________________________________
                                                    Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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